Exhibit 10.9

This Service Agreement For End-User (“Agreement”) effective as of December 31, 2003 (“Effective Date”) is made and entered into by and between First Advantage Enterprise Screening Corporation (“FAESC”) and The First American Corporation and its affiliates and subsidiaries (“End-User”) and supersedes all previous agreements entered into between End-User and FAESC.

SERVICE AGREEMENT FOR END-USER

1. Purpose & Scope of Services. End-User desires to obtain from FAESC consumer reports for employment purposes (“Consumer Reports”) which include, but are not limited to: credit information, motor vehicle records and driver’s license information (“MVR”), criminal and non-criminal information, drug screening, social security verifications, and other consumer-related information as assembled by FAESC. As a condition to permitting End-User to obtain Consumer Reports, FAESC requires End-User to enter into this Agreement. The specific services that will be provided to End-User are defined in Schedule A, Scope of Service.

2. End-User’s Obligations and Legal Compliance

2.1 End-User agrees that the Consumer Reports are being ordered for employment purposes only and will be used for the purpose of evaluating the subject (“Consumer”) for employment, promotion, reassignment, or retention as an employee (“Employment Purposes”). End-User’s use of Consumer Reports for any purpose other than Employment Purposes is PROHIBITED unless End-User specifically notifies FAESC in writing that it intends to use a Consumer Report for a permissible purpose other than Employment Purposes and obtains FAESC’s written approval to use such Consumer Report for the other purposes prior to End-User ordering such Consumer Report. FAESC’s approval does not warrant or guaranty, expressly or implicitly, that such approved use shall be legally permissible or in compliance with The Laws as defined hereinafter. End-User shall consult with its own counsel to determine the legality and compliance of such approved permissible use.

2.2 End-User, in ordering and using Consumer Reports for Employment Purposes and other approved permissible purposes, understands its obligations under the federal laws, including but not limited to, the Fair Credit Reporting Act (“FCRA”), the Americans With Disabilities Act (“ADA”), the Drivers Privacy Protection Act (“DPPA”), and applicable state and local laws including any changes, supplements or amendments to applicable specific state forms, certificates or documents, or such statutory rules, codes and regulations as well as any case law interpreting such statutes, rules, codes and regulations (collectively referenced herein as “The Laws”). End-User will comply with all such obligations, and will be responsible for its own regulatory compliance and staying current with all The Laws.

2.3 End-User shall not obtain from, rely on or hold FAESC responsible for any information or opinions regarding The Laws provided by FAESC. Information provided by FAESC does not replace or waive End-User’s compliance obligations under The Laws or this Agreement. End-User acknowledges and agrees that it should obtain such legal compliance information or any other advice regarding The Laws from its own counsel. End-User hereby certifies and, with each order of a Consumer Report from FAESC, continues to certify that End-User has filed all applicable state forms required by The Laws and complies with The Laws, and will use the Consumer Reports in compliance with The Laws.

2.4 End-User represents and warrants that prior to ordering Consumer Reports: (i) End-User has given a clear and conspicuous disclosure to the Consumer, in a document that consists solely of the disclosure, that End-User is obtaining a Consumer report on the Consumer for Employment Purposes; and (ii) the Consumer has authorized End-User in writing to obtain the Consumer Report for such Employment Purposes.

2.5 Prior to taking any adverse action based in whole or in part on such Consumer Report, End-User will provide the Consumer with a copy of the Consumer Report, and a description in writing of the rights of the Consumer under the FCRA in the form published by the Federal Trade Commission and comply with all of provisions of The Laws relating to adverse actions.

2.6 End-User will not use any Consumer Report in violation of any federal or state equal opportunity law or regulation; order any worker’s compensation information on a Consumer unless End-User has made a conditional offer of employment to the Consumer; or use such information in violation of the FCRA, ADA, DPPA or any applicable state law, or any of The Laws.

End-User will retain the Consumer authorizations for at least five (5) years, and will make available copies or originals of any or all such authorizations as may be requested from time –to-time by FAESC. Prior to destroying any such authorizations, End-User will notify FAESC and provide FAESC a reasonable opportunity to obtain the authorizations at FAESC’s expense.

2.7 If Consumer Reports include MVRs, End-User shall be responsible for understanding and for staying current with all specific state forms, certificates of use or other documents or agreements including any changes, supplements or amendments thereto imposed by the states (collectively referred to as “Specific State Forms”) from which it will order MVRs. End-User certifies that it has filed all applicable Specific State Forms required by individual states.

2.8 If End-User is requesting verification of current employment status, End-User represents and warrants that it has obtained permission from the Consumer to contact the Consumer’s current employer to verify the Consumer’s employment status for Employment Purposes.

2.9 End-User will verify the identities of the subjects of all Consumer Reports, obtain the permission of each Consumer to obtain the Consumer Reports when required under applicable federal and state laws in the form required under such laws, and provide all notices and disclosures required under such laws.

2.10 End-User agrees not to resell, sub-license, deliver, display or otherwise distribute any Consumer Reports to any third party except as required by law. End-User further agrees that any information in the Consumer Reports will not be shared with any third party.

2.11 In addition, by placing each order for a Consumer Report, End-User hereby re-certifies its obligations as set forth herein this Section 2.

3. Warranties and Remedies. All CONSUMER REPORTS ARE PROVIDED “AS IS”. FAESC MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND IMPLIED WARRANTIES ARISING FROM THE COURSE OF DEALING OR A COURSE OF PERFORMANCE WITH RESPECT TO THE ACCURACY, VALIDITY, OR COMPLETENESS OF ANY CONSUMER REPORT, THAT WILL MEET END-USER’S NEEDS, OR THAT WILL BE PROVIDED ON AN UNINTERRUPTED BASIS, AND FAESC EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. FAESC WILL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES FOR LOSS OF PROFITS, WHETHER INCURRED AS A RESULT OF NEGLIGENCE OR OTHERWISE, EVEN IF FAESC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, FAESC AGREES TO BE RESPONSIBLE FOR ACTUAL DAMAGES TO THE EXTENT OF AND MAXIMUM STATED HEREIN FOR THIRD PARTY CLAIMS DIRECTLY RESULTING FROM FAESC’S SOLE NEGLIGENCE IN ASSEMBLING THE CONSUMER REPORT. FAESC’s maximum aggregate liability for damages in connection with Consumer Reports will not exceed an amount equal to the price paid by End-User to FAESC for such Consumer Report at issue. End-User shall indemnify, defend and hold harmless FAESC from and against any and all claims, suits, proceedings, damages, costs, expenses (including,

Client Initials:	/s/ PSK

without limitation, reasonable attorneys’ fees and court costs) brought against, or suffered by, any third party arising or resulting from, or otherwise in connection with End-User’s: i) use of the Consumer Reports, ii) breach of any of its representations, warranties, or agreements as stated herein, and/or iii) NEGLIGENCE or WILLFUL misconduct.

4. Data and Internet. End-User shall not use the data from Consumer Report supplied by FAESC to directly or indirectly compile, store, or maintain the data to develop its own source or database of Consumer Reports. The Internet shall not be used to market Consumer Reports directly to the Consumer.

5. Additional Restrictions. FAESC may from time-to-time impose additional restrictions, procedures or processes upon the use and/or delivery of the Consumer Reports, which it believes to be prudent to ensure compliance with The Laws, The Specific State Forms and/or the security, privacy or confidentiality of the Consumer Reports.

6. Fees. In consideration of the Consumer Reports supplied herein, End-User agrees to pay the fees or other charges for services as set forth in Schedule B, which shall be nonrefundable. End-User agrees to pay for services immediately upon receipt of monthly billing and further agrees to pay a finance charge of the greater of 1.5% per month or the maximum rate allowed by law for any account in arrears. If the account goes to collection, End-User agrees to pay all collection expenses, including attorneys’ fees and court costs.

7. Term and Termination

7.1 The term of this Agreement shall begin on the Effective Date and will continue for a period of two (2) year(s) from the Effective Date unless earlier terminated, renewed or extended in accordance with the terms of this Agreement. This Agreement will renew automatically for successive one (1) year periods unless either party gives written notice to the other party of its intent not to renew no less than thirty (30) days prior to the end of the term.

7.2 Either party may terminate this Agreement without cause by providing ninety (90) days’ prior written notice, or terminate with cause, as defined as a material breach of this Agreement, with thirty (30) days’ prior written notice, subject to a 30 day right to cure.

8. General Provisions

8.1 Severability. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

8.2 Survival and Modifications. Any provision of this Agreement, which contemplates performance subsequent to the termination of this Agreement, shall so survive such expiration or termination and shall continue in full force and effect until fully satisfied. No change or modification may be made to this Agreement except in writing executed by End-User and FAESC.

8.3 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A signature on a copy of this Agreement received by either party by facsimile is binding upon the other party as an original. The parties shall treat a photocopy of such facsimile as a duplicate original. The individuals signing below represent that they are duly authorized to do so by and on behalf of the party for whom they are signing.

8.4 Governing Law and Forum. This Agreement shall be interpreted in accordance with the laws of the state of Florida. All litigation arising out of this Agreement shall be commenced in Florida, and the parties hereby consent to such jurisdiction and venue.

8.5 Relationship. Neither party is a partner, joint venturer, agent or representative of the other party solely by virtue of this Agreement. Neither party has the right, power or authority to enter into any contract or incur any obligation, debt or liability on behalf of the other party.

8.6 Uncontrollable Events. FAESC shall not be liable for any delay or failure in its performance of any of the acts required by this Agreement when such delay or failure arises for reasons beyond its reasonable control. The time for performance of any act delayed by such causes shall be postponed for a period equal to the delay.

8.7 Assignment. End-User may not assign or transfer this Agreement without the prior written consent of FAESC. FAESC may revise the provisions or terminate this Agreement immediately upon written notice if End-User is the debtor in a bankruptcy action or in an assignment for the benefit of creditors or in any other position of financial distress, or if End-User undergoes a change of ownership.

8.8 Notices. Any notice by either party shall be given in writing and delivered personally by messenger, private mail courier service, or sent by registered or certified mail, return receipt requested, postage prepaid to the addresses listed below.

8.9 Miscellaneous. Headings of each section shall have no effect upon the construction or interpretation of any part hereof. This Agreement shall be construed as if it were jointly prepared. The Schedules to this Agreement constitute integral parts and are hereby incorporated into this Agreement by this reference.

To be completed by End-User

Agreed to by: Parker S. Kennedy	Title: Chairman, President and Chief Executive Officer

(please print name)

Company Name: The First American Corporation

Address: 1 First American Way	City: Santa Ana	State: California	Zip Code: 92707

Signature: /s/ Parker S. Kennedy		Date: January 1, 2004

Accepted by: John C. Lamson	Title: Executive Vice President

(please print name)

Company Name: First Advantage Enterprise Screening Corporation

Address: 805 Executive Center Drive West, Suite 300	City: St. Petersburg	State: Florida	Zip Code: 33702

Signature: /s/ John C. Lamson		Date: January 1, 2004

ACCESS SECURITY REQUIREMENTS

It is a requirement that all end users take precautions to secure any system or device used to access consumer credit information. To that end, the following requirements have been established:

•	Your account number and password must be protected in such a way that this sensitive information is known only to key personnel. Under no circumstances should unauthorized persons have knowledge of your password. The information should not be posted in any manner within your facility.

•	Any system access software you may use, whether developed by your company or purchased from a third party vendor, must have your account number and password “hidden” or embedded so that the password is known only to supervisory personnel. Each user of your system access software must then be assigned unique log-on passwords.

•	Your account number and passwords are not to be discussed by telephone to any unknown caller, even if the caller claims to be an employee.

•	The ability to obtain credit information must be restricted to a few key personnel.

•	Any terminal devices used to obtain credit information should be placed in a secure location within your facility. Access to the devices should be difficult for unauthorized persons.

•	Any devices/systems used to obtain consumer reports should be turned off and locked after normal business hours, when unattended by your key personnel.

•	Hard copies and electronic files of consumer reports are to be secured within your facility and protected against release or disclosure to unauthorized persons.

•	Hard copy consumer reports are to be shredded or destroyed, rendered unreadable, when no longer needed and when it is permitted to do so by applicable regulations(s).

•	Electronic files containing consumer report data and/or information will be completely erased or rendered unreadable when no longer needed and when destruction is permitted by applicable regulation(s).

•	Software cannot be copied. Software is issued explicitly to you solely to access reports for permissible purposes.

•	Your employees will be forbidden to attempt to obtain credit reports on themselves, associates or any other persons, except in the exercise of their official duties.

Any person who knowingly and willfully obtains information on a consumer from a consumer reporting agency under false pretenses, shall be fined under title 18, United States Code, imprisoned for not more than 2 years, or both.

I AGREE TO COMPLY WITH THE ACCESS SECURITY REQUIREMENTS NOTED HEREIN AND CERTIFY THAT I AM AUTHORIZED BY THE COMPANY TO AGREE TO THESE ITEMS HEREIN ON ITS BEHALF.

Agreed to by: Parker S. Kennedy	Title: Chairman, President and CEO

(please print name)

You/Employer/Company Name: The First American Corporation

Address: 1 First American Way

City: Santa Ana	State: CA	Zip Code: 92707

Signature: /s/ Parker S. Kennedy	Date: (MM/DD/YYYY): 12/31/2003

Schedule A

SCOPE OF SERVICES

End-User will order from FAESC Consumer Reports and FAESC will supply Consumer Reports with information it retrieves from official sources, if available, and assemble the retrieved official information to complete an End-User request for the issuance of a Consumer Report for Employment Purposes.

The End-User will specify what information will be contained in the Consumer Report with each request for a Consumer Report to be created for Employment Purposes. Fees will be assessed for each of the products requested as described in Schedule B.

Ordering of Consumer Reports will occur with the acceptance of a specific order for service(s) designating the type of information that is to be obtained along with the required personal data, which the End-User has legally obtained, necessary to complete the search, and receipt of required release forms.

End-User hereby warrants it has obtained the legally necessary permission from prospective employee for the information End-User is requesting FAESC to obtain in a Consumer Report. End-User shall indemnify and hold harmless FAESC for any claims relating to a violation of the foregoing.

Consumer Reports will contain one or more of the following services offered by FAESC as so specifically ordered by the End-User after obtaining permission from the prospective employee or Consumer and providing full, proper, and legal disclosure:

•	Criminal Records—Assembled from County Repositories, Statewide Repositories or Federal courts. These records will be searched to reveal reportable public records.

•	Civil Records—Assembled from County, or Federal jurisdictions. Discloses civil lawsuits filed by or against the applicant.

•	Credit Reports—Retrieved from one of the three major credit bureaus, Equifax, Experian, or TransUnion. Will provide debt load, payment history and any public record information (liens, judgments, and bankruptcies).

•	Social Security Number—Obtain social security number trace through a major credit bureau (by way of example Experian, Equifax or TransUnion).

•	Motor Vehicle Report—State Department of Motor Vehicles records are assembled to provide information on individual driving records. For some states certain restrictions may limit the availability of or method of delivery of Motor Vehicle Records.

•	Education Verification—Investigation of education and degrees obtained.

•	Prior Employment Verification—Investigation of employment history, including current employers if End-User has obtained express permission from prospective employee or Consumer as specifically provided. Provides a confirmation that the information is complete as presented.

•	Military Records—Assembled from the Armed Forces online database, the official military record repository, and/or contact with the unit served. Confirms the branch of service, years served, and pay grade.

•	Reference and Professional License Checks—Contact the regulatory agencies and references provided. Provide a confirmation that the information is complete as presented.

•	Workers Compensation—Assembled from the state compensation agency as a post-employment search only.

•	Other Reports—Assembled from official and/or regulatory sources and direct confirmation of information provided. Cumulative Medicaid Sanctions, Child or Elder Abuse Registry Searches, Employment and Earnings, Federal Aviation Administration License Verification Federal Communications Commission License Verification, and Honors and Awards.

•	Substance Abuse Screening—Nationwide site collection, on-site drug and alcohol testing, SAMSHA approved laboratories, Certified Medical Review, DOT compliance and billing reconciliation.

Customer Service and Technical Support will be provided at no charge Monday through Friday, 8:00 a.m. to 8:00 p.m.

SCHEDULE B

Service	Price	Turnaround

Social Security	$3.50	15 minutes
Consumer Credit	$5.00	15 minutes

Education Verification	$8.00	1-3 days
Prior Employer Verification—per employer	$8.00	1-3 days
Prior Employer / DOT questions—per employer	$10.00	1-3 days
Reference—Personal or Professional/Technical	$8.00	1-3 days
Professional License Verification	$8.00	1-3 days
FAA or FCC License Verification	$12.00	1-3 days

Statewide Sexual Offender Registry	$10.00	varies by state
Office of the Inspector General Debarement	$8.00	1 day
Prohibited Parties Database (includes OFAC)	$13.00	1 day

County Criminal (per county level court)	$9.00	1—2 days average
Statewide Criminal (per state)	$9.00	varies by state
Statewide Department of Corrections	$9.00	varies by state
Federal Criminal (per court)	$18.00	3-4 days
NationScan Criminal Search	$14.00	30 minutes
Civil Search—per County Court	$18.00	3-4 days
Civil Search—per Federal Court	$18.00	3-4 days

Workers Compensation Claims	$8.00	varies by state

Driving Record (MVR)	$1.75	22 states instant varies by state

Commercial Drivers License Information System	$5.00	15 minutes

Standard Lab Based Drug Screening (PSC)	$27.50

Prices are subject to that certain Amended and Restated Services Agreement, dated January 1, 2004, between First Advantage Corporation and the First American Corporation, including Section 2.3(a) which requires services to be offered at rates and on terms no less favorable than those generally offered to third parties, and any amendment thereto.

All prices exclude out of pocket expenses such as court fees, school transcripts, registry fees and 900# fees to verify employment and education. Prices are subject to change without prior notice.

All turnaround times listed are approximate and based on actual business days. Turnaround time may vary due to holidays and other governmental delays.

Additional services available upon request.